Bonds.com Group, Inc. 8-K

Exhibit 10.1

EXECUTION VERSION

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT (the “Agreement”), dated as of January 11, 2010, is entered into by and between Bonds.com Group, Inc., a Delaware corporation (the “Company”) and UBS Americas Inc., a Delaware corporation (the “Buyer”).

WHEREAS:

A.           The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.           The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, Units (as defined below) of securities of the Company, as more fully described in this Agreement.  As used herein, each “Unit” shall consist of:  (i) 26.67 shares (the “Shares”) of Series A Participating Preferred Stock (“Series A Preferred Stock”) of the Company and (ii) the right, within three years of the Closing Date (as defined in Section 1.1(d)) to purchase 72.00 additional shares of Series A Preferred Stock at a purchase price of $37.50 per share (the “Ordinary Purchase Rights”).  The Units, the Shares, the Ordinary Purchase Rights and the Series A Preferred Stock to be issued pursuant to the exercise of the Ordinary Purchase Rights are referred to herein as the “Securities.”

C.           In connection with the transactions contemplated by this Agreement, the parties hereto, Fund Holdings LLC (“Holdings”) and certain other stockholders of the Company are executing and delivering a Stockholders’ Agreement, substantially in the form attached hereto as Exhibit A (the “Stockholders’ Agreement”) and the Company, Bonds.com, Inc. and UBS Securities LLC, an affiliate of the Buyer, are executing and delivering a Licensing and Services Agreement, substantially in the form attached hereto as Exhibit B (the “Operating Agreement”).

NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

1.           PURCHASE AND SALE OF UNITS.

(a)           Certificate of Designation.  The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined in Section 1(d)) the Certificate of Designation in the form attached hereto as Exhibit C (the “Certificate of Designation”).

(b)           Purchase of Units.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on the Closing Date 1,760 Units (the “Closing”).  The Closing shall occur on the Closing Date at the offices of Bingham McCutchen LLP, 399 Third Avenue, New York, New York 10022.

(c)           Purchase Price.  The purchase price for each Unit to be purchased by the Buyer at the Closing shall be One Thousand Dollars ($1,000.00) (the “Purchase Price”).

(d)           Closing Date.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City Time, on the date hereof (or such other date and time as is mutually agreed to by the Company and the Buyer).

(e)           Form of Payment.  On the Closing Date, (i) the Buyer shall pay the Purchase Price to the Company for the Units to be issued and sold to the Buyer at the Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to the Buyer one or more stock certificates, evidencing the number of Shares to be purchased at the Closing by the Buyer free and clear of any mortgage, pledge, hypothecation, rights of others, rights of first refusal, claim, security interest, encumbrance, title, defect, voting trust agreement, option, lien, taxes, charge or similar restrictions or limitations (collectively, “Liens”).

(f)           Exercise of Ordinary Purchase Rights.  The Ordinary Purchase Rights may be exercised at any time from the Closing Date until the date which is three years from such date (the “Ordinary Rights Exercise Period”).  Within the Ordinary Rights Exercise Period, the Ordinary Purchase Rights may be exercised in whole or in part at the price per share of $37.50 per share of Series A Preferred Stock (the “Rights Exercise Price”), such number of shares of Series A Preferred Stock and Rights Exercise Price are subject to adjustment as set forth in Section 7, payable by certified wire transfer to an account designated by the Company.  Upon delivery of a Notice of Exercise Form duly executed in the form attached to the Ordinary Rights Certificate (as defined below) hereto (which Notice of Exercise Form may be submitted by delivery to the Company), together with payment of the aggregate Rights Exercise Price for the shares of Series A Preferred Stock purchased, the Buyer shall be entitled to receive a certificate or certificates for the shares of Series A Preferred Stock so purchased.  The Ordinary Purchase Rights will be certificated in the form attached hereto as Exhibit E (the “Ordinary Rights Certificate”).  All Ordinary Purchase Rights shall include a cashless exercise feature.

2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to the Buyer that:

(a)           Organization and Qualification.  Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns at least a majority of the capital stock or other equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (or, with respect to the State of Florida, active status) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents (as defined in Section 2(b)) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  Except as set forth on Schedule 2(a), the Company has no Subsidiaries and there are no other entities in which the Company, directly or indirectly, owns any of the capital stock or other equity or similar interests.

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Stockholders’ Agreement, the Operating Agreement, the Certificate of Designation and each of the other agreements to be entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Units and the Shares and the reservation for issuance and the issuance of the Series A Preferred Stock issuable upon exercise of the Ordinary Purchase Rights have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           Issuance of Securities.  The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all Liens with respect to the issue thereof and the Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Series A Preferred Stock.  As of the Closing Date, the Company shall have duly authorized and reserved for issuance a number of shares of Series A Preferred Stock which equals the maximum number of shares of Series A Preferred Stock issuable upon exercise of the Ordinary Purchase Rights.  The Company shall, so long as any of the Ordinary Purchase Rights are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Ordinary Purchase Rights, 100% of the number of shares of Series A Preferred Stock issuable upon exercise of the Ordinary Purchase Rights.  Upon exercise in accordance with the Ordinary Purchase Rights, the shares of Series A Preferred issued with respect thereto will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Series A Preferred Stock.  Assuming the accuracy and completeness of the Buyer’s representations in Section 3, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)           No Conflicts.  Except as set forth in Schedule 2(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), or the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), any memorandum of association, certificate of incorporation, articles of association, bylaws, certificate of formation, any certificate of designation or other constituent documents of the Company or any of its Subsidiaries, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of any Self-Regulatory Organization (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.  For purposes of this Agreement, “Self-Regulatory Organization” means the Financial Industry Regulatory Authority, Inc. (together with any successor entity, “FINRA”) and any other commission, board, agency or body that is not a Governmental Authority (as defined in Section 2(x)(i)) but is charged with the supervision or regulation of the brokers and dealers that are its members.

(e)           Consents.  Other than the filing of the Certificate of Designation and as set forth on Schedule 2(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority or Self-Regulatory Organization or any other Person (as defined in Section 2(p)) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the filing of a Form D after the Closing, which will be timely filed.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, except for the filing of a Form D after the Closing, which will be timely filed.  The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the rules, regulations or requirements that permit trading of the common stock, par value $.0001 per share of the Company (the “Common Stock”) on the OTC Bulletin Board (“OTCBB”) operated by FINRA that would reasonably lead to the suspension of the trading of the Common Stock on the OTCBB in the foreseeable future.

(f)           No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.  Except as set forth in Schedule 2(f), neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(g)           No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules, regulations or requirements that permit trading of the Common Stock on the OTCBB that would reasonably lead to the suspension of the trading of the Common Stock on the OTCBB.  None of the Company, its Subsidiaries, their affiliates and any Person acting on its or their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(h)           SEC Documents; Financial Statements.  Except as set forth in Schedule 2(h), during the two (2) years prior to the date hereof, the Company has timely (including within any additional time periods provided by Rule 12b-25 under the 34 Act (as defined below)) filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Buyer or its respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  Except as set forth in Schedule 2(h), as of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except as set forth in Schedule 2(h), as of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(i)           Absence of Certain Changes.  Except as set forth in the SEC Documents, since December 31, 2008, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.  Except as disclosed in Schedule 2(i), since December 31, 2008, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings against the Company or any of its Subsidiaries or any actual knowledge of any fact which would reasonably lead a creditor to do so.  On the Closing Date, the Company and its Subsidiaries, individually and on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below).  For purposes of this Section 2(i), “Insolvent” means, with respect to the Company or any of it Subsidiaries (i) the present fair saleable value of such entity’s assets is less than the amount required to pay such entity’s total Indebtedness (as defined in Section 2(p)), (ii) such entity is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such entity intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such entity has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(j)           No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its shares of Common Stock and which has not been publicly announced or disclosed to the Buyer.

(k)           Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designation of any outstanding series of preferred stock of the Company, their respective certificates of incorporation, bylaws or equivalent documents.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements that permit trading of the Common Stock on the OTCBB that would reasonably lead to the suspension of the trading of the Common Stock on the OTCBB in the foreseeable future.  The Company and its Subsidiaries possess all certificates, approvals, authorizations and permits required by the appropriate Governmental Authorities or Self-Regulatory Organizations necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit.

(l)            Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(m)           Sarbanes-Oxley Act.  Except as set forth on Schedule 2(m) or in the SEC Documents, the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(n)           Transactions With Affiliates.  Except as set forth on Schedule 2(n) or in the SEC Documents, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(o)           Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (x) 150,000,000 shares of Common Stock, 74,727,257 shares of which, as of the date hereof, are issued and outstanding and 67,050,513 shares of which are reserved for issuance pursuant to the Company’s employee incentive plan and other options and warrants outstanding (which amount does not consider warrants for 60,634,295 shares of Common Stock which are restricted until the Charter Amendment (defined below) has been filed) and (y) 1,000,000 shares of preferred stock, par value $.0001 per share, 200,000 of which have been designed Series A Preferred Stock and none of which are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  The rights, privileges and preferences of the Series A Preferred Stock are as stated in the Certificate of Designation and as provided by the Delaware General Corporation Law.  Except as set forth on Schedule 2(o): (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its securities under the 1933 Act; (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents.  The Company has furnished or made available to the Buyer upon the Buyer’s request, true, correct and complete copies of the Certificate of Incorporation and the Bylaws.

(p)           Indebtedness and Other Contracts.  Except as disclosed in Schedule 2(p) or in the SEC Documents, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, or (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a limited partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(q)           Absence of Litigation.  Except as set forth in the SEC Documents or on Schedule 2(q), there is no action, suit, proceeding, inquiry or investigation before or by any Governmental Authority or Self-Regulatory Organization pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Series A Preferred Stock, the Common Stock or any of the Company’s or the Company’s Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, that, if adversely determined, would, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(r)            Employee Relations.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  Except as set forth on Schedule 2(r), the Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s)           Title.  Except as set forth on Schedule 2(s), the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(t)            Intellectual Property Rights.  Except as set forth on Schedule 2(t), the Company and its Subsidiaries own, control or  license adequate valid and enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, software, documentation, original works of authorship, patents, patent rights, copyrights, inventions, improvements, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary or appropriate to conduct their respective businesses as now conducted or as proposed to be conducted after the Closing Date.  None of the Company’s Intellectual Property Rights has expired or terminated or has been abandoned, or is expected to expire or terminate or are expected to be abandoned within three years from the Closing Date.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights.  Except as set forth on Schedule 2(t), neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(u)           Tax Status.  Except as set forth on Schedule 2(u), the Company and each of its Subsidiaries (i) has made or filed all foreign, U.S. federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, whether or not, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no material Liens with respect to taxes upon the assets or properties of either the Company or its Subsidiaries, other than with respect to taxes not yet due and payable.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(v)           Internal Accounting and Disclosure Controls.  Except as set forth in the SEC Documents, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(w)           Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(x)           Broker Dealer Entities.

(i)           The Company and each Subsidiary of the Company (the “Broker Dealer Entities”) that is required to be registered as a broker or a dealer with the SEC, the securities commission or similar authority of any domestic or foreign governmental or regulatory authority, department, board, instrumentality, agency, court, tribunal arbitrator, commission or other entity (each a “Governmental Authority”) is duly registered as such (and is listed on Schedule 2(x)(i) with its respective jurisdictions of registration and Self-Regulatory Organization memberships), and such registrations are in full force and effect, and each Broker Dealer Entity is a member in good standing with all applicable Self-Regulatory Organizations, and each Broker Dealer Entity’s Uniform Application for Broker Dealer Registration on Form BD, as amended as of the date hereof, and each of its other registrations, forms and other reports filed with any Governmental Authority or Self-Regulatory Organization in connection with its activities as a broker or a dealer and is in compliance in all material respects with the applicable requirements of the 1934 Act and other applicable law and rules and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Broker Dealer Entity has exceeded in any material way with respect to its business, the business activities enumerated in any Self-Regulatory Organization membership agreements or other limitations imposed in connection with its registrations, forms (including Form BDs) and other reports filed with any Governmental Authority or Self-Regulatory Organization.

(ii)          Since October 4, 2007, none of the Broker Dealer Entities or any of their respective “associated persons of a broker or dealer” (as defined in the 1934 Act) has been, or currently is, ineligible or disqualified pursuant to Section 15, Section 15B or Section 15C of the 1934 Act to serve as a broker or dealer or as an “associated person of a broker or dealer” (as defined in the 1934 Act), nor is there any legal, administrative, arbitral, or other proceedings, suits, actions, claims, investigations, complaints or hearings by or before a Governmental Authority or Self-Regulatory Organization pending, or threatened in writing, by any Governmental Authority or Self-Regulatory Organization, which would reasonably be expected to become the basis for any such ineligibility or disqualification, nor is there any reasonable basis for a proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in any such ineligibility or disqualification.

(iii)         Each of the Broker-Dealer Entities is in compliance in all material respects with Regulation T of the Board of Governors of the Federal Reserve System and the margin rules or similar rules of a Self-Regulatory Organization of which such Broker-Dealer Entity is a member, including the rules governing the extension or arrangement of credit to customers, and none of the Company or its Subsidiaries other than the Broker Dealer Entities has or does extend or arrange credit for any customer within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(iv)         Each of the Broker Dealer Entities is in compliance with all applicable regulatory net capital requirements and no distribution of cash from a Broker Dealer Entity between the date hereof and the Closing Date will result in such Broker Dealer Entity not being in compliance with applicable regulatory net capital requirements.

(v)          To the Company’s knowledge, no facts or circumstances exist that would (i) cause any Self-Regulatory Organization or any other Governmental Authority not to approve the transfer of the Acquired Assets of the Business and the Broker Dealer Entities under this Agreement; or (ii) cause any Self-Regulatory Organization or any other Governmental Authority to revoke or restrict the Broker Dealer Entities’ licenses, permits, approvals, authorizations, consents, registrations, certificates and orders to operate in any jurisdiction as a broker or a dealer after the sale of Units contemplated by this Agreement.

(vi)         BondStation Pro or any iteration thereof or successor system thereto (the “Platform”) is not currently subject to Regulation ATS under the 1934 Act.  The Company has made all necessary filings required under Regulation ATS with respect to the Platform (including the Form ATS, which was filed on December 16, 2009).

(y)           Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities, and for so long as the Buyer holds any Securities, will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(z)            Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan (if any) and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under generally accepted accounting principles and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(aa)          Disclosure.  The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company.  To the Company’s knowledge, all disclosures regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby set forth in this Agreement and the other Transaction Documents, including the Schedules hereto and thereto are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that the Buyer makes or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

3.           BUYER’S REPRESENTATIONS AND WARRANTIES.

(a)           Validity; Enforcement.  The Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)           No Public Sale or Distribution.  The Buyer is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and the Buyer does not have a present arrangement to effect any distribution of Securities to or through any person or entity; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  The Buyer is acquiring the Securities hereunder in the ordinary course of its business.  The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)           Accredited Investor Status.  The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)           Reliance on Exemptions.  The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(e)            Information.  The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer.  The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained herein.  The Buyer understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment.  The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)            Transfer or Resale.  The Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made), may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if the Buyer effects a pledge of Securities it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 3(f).

(g)           General Solicitation.  The Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Buyer’s knowledge, any other general solicitation or general advertisement.

4.           COVENANTS.

(a)           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(b)           Reporting Status.  For so long as the Buyer owns any Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(c)           Use of Proceeds.  The Company will use the proceeds from the sale of the Securities for general corporate and for working capital purposes and not for (i) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (ii) the redemption or repurchase of any of its or its Subsidiaries’ equity securities.

(d)           Transfer Restrictions.

(i)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of the Buyer, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

(ii)          The Buyer agrees to the imprinting, so long as is required by this Section 4(d), of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(e)           Removal of Legend. Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4(d) hereof): (i) while a registration statement covering the resale of such security is effective under the 1933 Act, or (ii) if such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC).  The Company agrees that at such time as such legend is no longer required under this Section 4(e), it will, no later than three trading days following the delivery by the Buyer to the Company or the Company’s transfer agent of a certificate representing the Securities, as applicable, issued with a restrictive legend along with an acceptable legal opinion and broker representation letter, deliver or cause to be delivered to the Buyer a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this Section.

(f)           Compliance with 1933 Act.  The Buyer agrees that the Buyer will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in Section 4(e) is predicated upon the Company's reliance upon this understanding.

(g)           Public Announcements.  The Company and the Buyer shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or any applicable stock exchange.

(h)           Internal Controls.  The Company has in place a plan to address the material weaknesses in its internal control over financial reporting and will, in the six months following the Closing Date, take such steps as are commercially reasonable to address the material weaknesses in its internal control over financial reporting identified by the Company’s accountants.

(i)            Regulation ATS.  The Company agrees that it will and will cause its Subsidiaries to operate the Platform (as defined below) in compliance with the requirements of Regulation ATS under the 1934 Act.  The Company and Buyer agree that the UBS Platform (as defined below) will not be launched until the Company’s Form ATS is effective.  For purposes of this Agreement, “Platform” means BondStation Pro or any iteration thereof or successor system, and “UBS Platform” means the version of the Platform to be operated for UBS pursuant to the terms of the Operating Agreement.

(j)            Related Party Indebtedness.  The Company agrees that it (i) will not pay any indebtedness owed to officers and directors of the Company until the Company has at least twelve months cash reserve for working capital and applicable regulatory capital requirements, as determined in good faith by the Company’s Board of Directors; provided, however, that the Company shall be permitted to pay up to $60,000 of accrued interest on its outstanding indebtedness to John Barry III and (ii) will not enter into any new indebtedness for borrowed money with affiliates (as defined in Rule 144) of the Company that is payable by the Company prior to the Company having at least twelve months cash reserve for working capital and applicable regulatory capital requirements, as determined in good faith by the Company’s Board of Directors; provided, however, that the restriction in the foregoing clause (ii) shall not apply to intercompany loans, accounts and advances between the Company and its subsidiaries whose financial statements are consolidated with the Company’s in accordance with GAAP.

(k)           Closing Documents.  On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to the Buyer and Bingham McCutchen LLP a complete closing set of the Transaction Documents, the Securities and any other document required to be delivered to any party pursuant to Section 5 or 6 hereof or otherwise.

5.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Units to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i)           The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)          The Buyer shall have delivered to the Company the Purchase Price for the Units being purchased by the Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)         The representations and warranties of the Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

6.           CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to purchase the Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)           The Company shall have filed the Certificate of Designation with the Secretary of State of Delaware, which shall continue to be in full force and effect as of the Closing.

(ii)          The Company shall have executed and delivered to the Buyer (i) each of the Transaction Documents and (ii) one or more certificates representing the shares of Series A Preferred Stock being purchased by the Buyer at the Closing pursuant to this Agreement.

(iii)         The Buyer shall have received the opinion of Hill Ward Henderson, the Company’s outside counsel (“Company Counsel”), dated as of the Closing Date, in substantially the form attached hereto as Exhibit D.

(iv)         UBS Securities, LLC and its Affiliates shall have obtained from InterDealer Securities, LLC, InterDealer Information Technologies, LLC and InterDealer IP Holding LLC (collectively, “Licensor”), in a form satisfactory to UBS Securities LLC, a valid, enforceable, worldwide, fully paid, royalty free, non-exclusive, perpetual license under all present and future intellectual property rights owned or controlled by Licensor to copy, run, use and allow their clients and customers to use, distribute, transmit, modify, adapt, prepare derivatives of, maintain, display and perform all current and future source code and object code versions of the Platform and related software.

(v)          The Company shall have confirmed that Edwin L. Knetzger, III is, as of the Closing Date, the chairman of the Company’s Board of Directors.

(vi)         The Company shall sold at least $4,000,000 of units pursuant to that certain Unit Purchase Agreement, dated as of August 28, 2009, by and between the Company and Holdings, as amended by letter agreement, dated December 17, 2009, by and between the Company and Holdings and the letter agreement, dated December 23, 2009, by and between the Company and Holdings (the “Holdings Purchase Agreement”) (which shall be calculated inclusive all amounts invested by Holdings pursuant to such agreement prior to the date hereof and all amounts invested directly in the Company by third parties as contemplated by such letter agreement).

(vii)        The Company shall have received a consent, in a form reasonably satisfactory to the Buyer, of MBRO Capital, LLC (“MBRO”) pursuant to the Commercial Term Loan Agreement, dated March 31, 2009, by and between the Company and MBRO, to the issuance of the Securities pursuant to this Agreement and any redemption of the Series A Preferred Stock pursuant to the terms of the Certificate of Designation.

(viii)       The Company shall have filed its U.S. federal, state and local tax returns for the year ended December 31, 2008.

(ix)          The Company shall have executed and delivered to Buyer the Ordinary Purchase Rights Certificate.

(x)           The Board of Directors of the Company shall have approved an amendment (the “Charter Amendment”) to the Certificate of Incorporation increasing the authorized shares of Common Stock to 300,000,000 and holders of a majority of the outstanding shares of Common Stock shall have executed a written consent approving the Charter Amendment (provided that the effectiveness of such consent may be subject to compliance with Rule 14c-2 under the 34 Act and the requirement thereunder that the action authorized by the consent not be taken until at least twenty (20) calendar days after the date on which an Information Statement on Schedule 14C regarding the approval of the Charter Amendment has been distributed to stockholders of the Company).

(xi)          The Company shall have reimbursed the reasonable fees and expenses of Bingham McCutchen LLC as counsel to the Buyer; provided, however, that the aggregate reimbursement shall not exceed $130,000.

(xii)         The Company and Holdings shall have executed a letter agreement, in substantially the form attached as Exhibit F hereto.

(xiii)        The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction as of a date within ten (10) days of the Closing Date.

(xiv)        The Company shall have delivered to the Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 2(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(xv)         The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

(xvi)        The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Units.

(xvii)       Holdings shall have waived any breaches by the Company under the Holdings Purchase Agreement known to Holdings as of the date hereof.

(xviii)      The Company shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

7.           ADJUSTMENTS TO PURCHASE PRICE OF AND NUMBER OF SHARES ISSUABLE PURSUANT TO THE RIGHTS.

(a)           The number and kind of securities purchasable upon the exercise of the Ordinary Purchase Rights and the Rights Exercise Price shall be subject to adjustment from time to time upon the occurrences and terms set forth herein.  In case the Company shall (i) pay a dividend in shares of its Series A Preferred Stock or make a distribution in shares of Series A Preferred Stock to holders of its outstanding Series A Preferred Stock, (ii) subdivide its outstanding shares of Series A Preferred Stock into a greater number of shares, (iii) combine its outstanding shares of Series A Preferred Stock into a smaller number of shares of Series A Preferred Stock, or (iv) issue any shares of its capital stock in a reclassification of the Series A Preferred Stock, then the number of shares of Series A Preferred Stock purchasable upon exercise of the Ordinary Purchase Rights, if any, immediately prior thereto shall be adjusted so that the Buyer shall be entitled to receive the kind and number of shares of Series A Preferred Stock or other securities of the Company which it would have owned or have been entitled to receive had such Ordinary Purchase Rights, if any, been exercised in advance thereof.  Upon each such adjustment of the kind and number of shares of Series A Preferred Stock or other securities of the Company which are purchasable pursuant to exercise of the Ordinary Purchase Rights, if any, the Buyer shall thereafter be entitled to purchase the number of shares of Series A Preferred Stock or other securities resulting from such adjustment at a purchase price per share of Series A Preferred Stock or other security obtained by multiplying the purchase price in effect immediately prior to such adjustment by the number of shares of Series A Preferred Stock purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of shares of Series A Preferred Stock or other securities of the Company resulting from such adjustment. In the event the Company shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Series A Preferred Stock, other than (y) as described in clauses (i) and (iv) above or (z) regular quarterly or other periodic dividends (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Rights Exercise Price shall be decreased by the amount of cash and/or the fair market value (as determined by the Company Board of Directors, in good faith) of any securities or other assets paid on each share of Series A Preferred Stock in respect of such Extraordinary Dividend.  An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)           Prior to the exercise of the Ordinary Purchase Rights, if any, in the event that the Company shall, other than in an Excluded Transaction (as defined below) sell any shares of Common Stock to any person or entity at a price less than $0.375 per share (the “Common Lesser Price”), the Buyer shall be entitled to purchase the shares of Series A Preferred Stock underlying the Ordinary Purchase Rights at one hundred (100) times the Common Lesser Price and if the Company shall sell any shares of Series A Preferred Stock to any person or entity at a price less than $37.50 per share (the “Preferred Lesser Price”), the Buyer shall be entitled to purchase the shares of Series A Preferred Stock underlying the Ordinary Purchase Rights at the Preferred Lesser Price.  For the purposes hereof, the term “Excluded Transaction” shall mean: (i) the issuance of options and/or restricted stock to employees and consultants of the Company and approved by the board of directors of the Company; and (ii) warrants issued to third parties in strategic transactions and approved by the board of directors of the Company.

8.           TERMINATION.  IN THE EVENT THAT THE CLOSING SHALL NOT HAVE OCCURRED WITH RESPECT TO THE BUYER ON OR BEFORE FIVE (5) BUSINESS DAYS FROM THE DATE HEREOF DUE TO THE COMPANY’S OR THE BUYER’S FAILURE TO SATISFY THE CONDITIONS SET FORTH IN SECTIONS 5 AND 6 ABOVE (AND THE NONBREACHING PARTY’S FAILURE TO WAIVE SUCH UNSATISFIED CONDITION(S)), THE NONBREACHING PARTY SHALL HAVE THE OPTION TO TERMINATE THIS AGREEMENT WITH RESPECT TO SUCH BREACHING PARTY AT THE CLOSE OF BUSINESS ON SUCH DATE WITHOUT LIABILITY OF ANY PARTY TO ANY OTHER PARTY.

9.           MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments.  This Agreement, the Certificate of Designation and all other Transaction Documents supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Document and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer and any of their respective successors or assigns.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service prior to such courier’s deadline for next Business Day delivery to the recipient (all delivery fees and charges prepaid), in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Bonds.com Group, Inc.
1515 Federal Highway
Suite 212
Boca Raton, Florida  33432
Telephone:  (561) 953-5343
Facsimile:  (561) 395-3212
Attention:  John J. Barry IV, Chief Executive Officer

with a copy (for informational purposes only) to:

Hill Ward Henderson
3700 Bank of America Plaza
101 East Kennedy Boulevard
Tampa, Florida 33602
Telephone:  (813) 227-8484
Facsimile:  (813) 221-2900
Attention:  Mark A. Danzi, Esq.

If to the Buyer:

UBS Americas Inc.
677 Washington Boulevard
Stamford, CT 06901
Telephone:  (203) 719-5427
Facsimile:  (203) 719-5627
Attention:  Head of Traded Products – Legal

with a copy (for informational purposes only) to:

Bingham McCutchen LLP
399 Third Avenue
New York, New York  10022
Telephone:  (212) 705-7278
Facsimile:  (212) 702-3645
Attention:  Kenneth A. Kopelman, Esq.

or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company and Buyer shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer; provided, that the Buyer may assign some or all of its rights and obligations hereunder to an affiliate of the Buyer, without the consent of the Company, in which event such assignee shall be deemed to be the Buyer hereunder with respect to such assigned rights and obligations; provided that as a condition to any such assignment the assignee shall agree to be bound by the terms of this Agreement as the Buyer hereunder and the Buyer shall not be relieved of liability for the performance of its obligations hereunder.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Survival of Representations and Warranties and Covenants.  The representations and warranties, covenants and agreements of the Company and the Buyer contained in this Agreement shall survive the Closing.  The Company shall not have any liability pursuant to Section 9(k)(i) unless a claim is made hereunder prior to the twelve month anniversary of the date of this Agreement, in which case such representation and warranty and covenant shall survive as to such claim until such claim has been finally resolved.

(j)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Indemnification.

(i)           Subject to Section 9(i) and the other provisions of this Section 9(k), in consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby (but not any other Transaction Document), (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Stockholders’ Agreement or any other certificate, instrument or document contemplated hereby or thereby (but not any other Transaction Document), or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby (but not any other Transaction Document), (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by this Agreement; provided that this clause (c) shall not apply if a court of competent jurisdiction has determined that the cause of action, suit or claim is a result of, relates to, arises out of the Buyer’s gross negligence, intentional misconduct or fraud.  Notwithstanding anything to the contrary contained in this Agreement: (i) the maximum aggregate amount of Indemnified Liabilities that may be recovered from the Company by the Indemnitees pursuant to this Section 9(k) shall be equal to the Purchase Price; and (ii) the Seller shall not be liable to the Indemnitees for any claim for indemnification pursuant to this Section 9(k) unless and until the aggregate amount of Indemnified Liabilities that may be recovered from the Seller equals or exceeds $100,000 (the “Basket Amount”), in which case the Seller shall be liable only for the Indemnified Liabilities pursuant to this Section 9(k) in excess of the Basket Amount. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)          The Basket Amount, maximum liability and any Indemnified Liabilities pursuant to this Section 9(k) shall be calculated net of (A) payments actually recovered by an Indemnitee under any insurance policy with respect to such Indemnified Liabilities (net of collection costs, increases in premiums and retro-premiums) and (B) any actual recovery by the Indemnitee from any other Person with respect to such Indemnified Liabilities (net of collection costs); provided; however, that no Indemnitee shall have any obligation to mitigate its losses with respect to any Indemnified Liability.

(iii)         In the event the conclusion, settlement or determination of any action, suit, proceeding, arbitration or dispute between the Company and Duncan-Williams, Inc. related to the matters described on Schedule 2(t) results in the Company issuing shares of capital stock to Duncan-Williams, Inc. or any of its Affiliates, the Company shall issue (and take such steps as are necessary in order to issue) to Buyer such number of shares of capital stock and rights to acquire shares of capital stock of the same type and with the same terms as are then held by Buyer so that Buyer’s fully-diluted ownership percentage as of the time immediately prior to the issuance to Duncan Williams, Inc. (the “Measure Time”) is not decreased by such issuance; provided that the relative amount of shares of capital stock and rights to acquire shares of capital stock that are issued to Buyer as a result of the foregoing will be in the same relative amounts as each class or series of capital stock and each right to purchase shares of capital stock held by Buyer as of the Measure Time.  For avoidance of doubt, (A) if Buyer does not own either shares of capital stock or rights to purchase shares of capital stock as of the Measure Time, then none of such securities would be issued pursuant to the foregoing provision, and (B) if, as of the Measure Time, Buyer holds rights to purchase capital stock with different terms, then each such right shall be considered a different right to purchase capital stock and the rights to be issued pursuant to this provision shall be issued in the same relative amounts as such rights held by Buyer as of the Measure Time.  Notwithstanding the foregoing, in no event will shares of capital stock or rights to purchase shares of capital stock be issued to Buyer pursuant to the foregoing provisions to the extent any dilution to Buyer is eliminated through other anti-dilution protection rights (including any reduction of the exercise price of any rights to purchase capital stock).

(l)            No Strict Construction; Definition of Business Day.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  As used herein, the term “Business Day” shall mean any day other than (a) a Saturday or Sunday and (b) any day on which banks are required or permitted to be closed in New York, New York.

(m)           Definition of Knowledge.  “Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the knowledge after reasonable investigation of the officers and senior employees of the Company.

(n)           Remedies.  The Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyer.  The Company therefore agrees that the Buyer shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused this Unit Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

BONDS.COM GROUP, INC.

By:	/s/ John J. Barry IV
Name:	John J. Barry IV
Title:	Chief Executive Officer

BUYER:

UBS AMERICAS INC.

By:	/s/ Carolyn Wind
Name:	Carolyn Wind
Title:	Managing Director

By:	/s/ Joan Lavis
Name:	Joan Lavis
Title:	Managing Director Strategy & Business Development

Exhibit A

Form of Stockholders’ Agreement

Exhibit B

Form of Licensing and Services Agreement

Exhibit C

Form of Certificate of Designation

Exhibit D

Form of Opinion of Company Counsel

Exhibit E

Form of Ordinary Purchase Rights Certificate

Exhibit F

Letter Agreement